Exhibit 5.1

MARJORIE RAWLS ROBERTS, P.C.
ATTORNEYS AT LAW

Post Office Box 6347	Telephone: (340) 776-7235
St. Thomas	Facsimile: (340) 776-7951
U.S. Virgin Islands	Email: jorie@MarjorieRobertsPC.com
00804-6347 USA	Website: www.MarjorieRobertsPC.com

January 29, 2020

Altisource Asset Management Corporation
5100 Tamarind Reef
Christiansted
St. Croix, U.S. Virgin Islands 00820

Re: Altisource Asset Management Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as United States Virgin Islands (“USVI”) counsel to Altisource Asset Management Corporation, a USVI Corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 120,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued by the Company pursuant to (i) the exercise of options to purchase up to 60,000 shares of Common Stock pursuant to an Option Award Agreement to be dated January 30, 2020 (the “Option Award Agreement”) and (ii) the award of 60,000 restricted shares of Common Stock issuable pursuant to a Restricted Stock Award Agreement to be dated January 30, 2020 (the “Restricted Stock Award Agreement”).

In rendering this opinion, we have examined copies of the following documents (collectively, the “Transaction Documents”):

A. the Registration Statement;

B. the form of Option Award Agreement;

C. the form of Restricted Stock Award Agreement;

D. the Articles of Incorporation of the Company dated March 15, 2012 and registered with the Office of the Lieutenant Governor of the USVI, Division of Corporations and Trademarks (the “Division”) on March 15, 2012; Certificate of Incorporation of the Company issued by the Division on March 22, 2012; Certificate of Amendment (Articles of Incorporation) of the Company dated March 21, 2012 and registered with the Division on March 21, 2012; Certificate of Amendment (Articles of Incorporation) of the Company dated April 26, 2012 and registered with the Division on May 4, 2012; Amended and Restated Articles of Incorporation of the Company dated December 3, 2012 and registered with the Division on December 4, 2012; Amended and Restated Articles of Incorporation of the Company dated December 29, 2016 and registered with the Division on December 29, 2016; the First Amended and Restated Bylaws of the Company dated October 2, 2012; the Second Amended and Restated Bylaws of the Company dated July 24, 2019; the Third Amended and Restated Bylaws of the Company dated January 13, 2020; the Certificate of Designations of the Series A Convertible Preferred Stock dated March 17, 2014 and registered with the Division on March 18, 2014; and

E. the resolutions of the Board of Directors of the Company, adopted on January 11, 2020, relating to the approval of the Option Award Agreement and the Restricted Stock Award Agreement.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon the representations and warranties of the Company contained in the Transaction Documents and upon the statements, representations and certificates of officers or representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon the issuance thereof and payment therefor in accordance with the terms stated in the Option Award Agreement and the Restricted Stock Award Agreement entered into pursuant thereto, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the securities laws of the United States and the USVI, and specifically the Securities Act, and the General Corporation Law of the USVI, codified as Chapter 1, Title 13 of the Virgins Islands Code.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Marjorie Rawls Roberts, P.C.

Marjorie Rawls Roberts, P.C.